Exhibit 10.1

December 2, 2024

Alyssa Harvey Dawson

Dear Alyssa:

The purpose of this letter agreement (this “Agreement”) is to confirm the terms of your transition and separation from HubSpot, Inc. (“HubSpot” or the “Company”) (collectively, the “Parties”). The benefits described in Section 1 of this Agreement (the “Consideration”) are provided to assist you with your transition from the Company and are in exchange for the obligations you are accepting, which are described in this Agreement. HubSpot’s obligations under this Agreement are contingent on (1) your timely signing and not revoking this Agreement; (2) your timely signing and not revoking the Affirmation of Release of Claims attached as Exhibit A, in the timeframe described on Exhibit A, and as described in Section 5 below; and (3) your compliance with the terms and conditions of this Agreement. Please return the signed Agreement via DocuSign within twenty-one (21) days after your receipt of this Agreement. This Agreement will be effective the day following the conclusion of your 7-day recission period described in Section 3(b) (the “Effective Date”).

1. Transition and Separation from Employment:

(a) Transition Period. You will continue to serve as the Company’s Chief Legal Officer on the same terms and conditions that are currently in effect until December 31, 2024 (the “Transition Date”). Effective as of the Transition Date, you will no longer serve as the Company’s Chief Legal Officer, but will remain an employee of the Company in a transitional role (a “Transitional Employee”) through March 1, 2025, unless earlier terminated in accordance with Section 1(b) of this Agreement (such actual last date of your employment, the “Separation Date”). The period between the Transition Date and the Separation Date shall be referred to as the “Transition Period.” During the Transition Period, you will devote your full professional time to the business of the Company and shall not be employed by or consult for any other business entity other than the Company.

(b) Expectations During Transition Period. Both before the Transition Date and during the Transition Period, you will continue to devote your time and best efforts to performing duties as the Company reasonably requests, including but not limited to cooperating in the effective transition of your responsibilities, provided that you agree that you will not sign any documents on behalf of the Company or enter into any binding obligations on behalf of the Company without prior consent from the Company. During the Transition Period, you will report to Helen Russell. HubSpot may terminate your Transitional Employee status prior to March 1, 2025 only if, in good faith, it determines that you are not fulfilling your obligations described in this Agreement, and only after HubSpot has provided you with written notice of its intent to terminate and further provided you with ten (10) days to cure any failure to fulfill your obligations in this Agreement and you have not done so (if such failure is susceptible of cure or remedy). If, as set forth above, HubSpot terminates your Transitional Employee status because it determines that you are not fulfilling your obligations described in this Agreement, then you shall be paid only through such termination date (and you will have no right to additional salary or other benefits described in Section 1 of this Agreement). You acknowledge that after the Separation Date, you shall have no authority to represent yourself as an employee of HubSpot, and you agree not to represent yourself thereafter as an employee of HubSpot. Effective as of the Transition Date, you hereby resign from any and all other positions that you hold with the Company and any of its subsidiaries and affiliates as an officer, director, or otherwise, except as a Transitional Employee of the Company.

(c) Compensation and Benefits During Transition Period. During the Transition Period:

(1) you will continue to receive your regular base salary, less applicable taxes and withholdings, payable in accordance with HubSpot’s regular payroll practices;

(2) your equity awards (i.e., stock options to purchase and/or restricted stock units that are settled in shares of HubSpot’s common stock) that are outstanding on the Transition Date will continue to vest through the Separation Date in accordance with your applicable award agreement(s);

(3) you will remain eligible to receive an annual bonus for the year 2024, and any such bonus payment shall be based on the Company’s payout percentage and your target bonus percentage, consistent with similarly situated members of the executive team. The bonus will be paid to you on February 14, 2025 (and you will receive payment even if HubSpot terminates your transitional employment status before that payout date);

(4) you will continue to participate in HubSpot’s medical insurance, life insurance, disability, retirement and other benefit plans (“Benefits”), subject to all terms, conditions, eligibility requirements, limitations and restrictions in the applicable plan documents.

Immediately after the Transition Period, all salary payments from HubSpot will cease, and any benefits you currently have under HubSpot-provided benefit plans, programs or practices will terminate, except as required by law or as otherwise described in this Agreement. HubSpot will provide your final pay to you on the Separation Date. Unless otherwise specified in this Agreement, you understand that you are not eligible for, nor will you have a right to receive, any further payments from HubSpot.

(d) Severance Pay upon Conclusion of the Transition Period. In exchange for your fulfillment of your obligations during the Transition Period and execution and non-revocation of both this Agreement and the Affirmation of Release of Claims attached as Exhibit A, HubSpot will pay you an amount equal to four (4) months of your current base salary, less applicable deductions and withholdings (the “Severance Period”). HubSpot will pay you this compensation (the “Severance”) in the form of salary continuation in accordance with HubSpot’s regular payroll practices, with the first payment beginning in the first payroll period after the Affirmation Effective Date (as defined in Exhibit A) and continuing until the Severance has been paid in full.

(e) Medical and Dental Insurance; COBRA Coverage upon Conclusion of the Transition Period. Your current coverage under HubSpot’s medical and dental insurance plans will automatically continue until March 31, 2025. If you execute and do not revoke this Agreement and the Affirmation of Release of Claims attached as Exhibit A, then through the earlier of: (i) June 30, 2025 and (ii) your eligibility for group medical plan benefits under any other employer’s group medical plan, HubSpot will pay, directly to the COBRA administrator, 100% of your health and dental insurance premiums (in addition to any administrative fees), after which you may, at your own expense, continue participation in HubSpot’s medical and dental insurance plans for the balance of time provided by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) (provided, however, the “qualifying event” under COBRA shall be deemed to have occurred on the Separation Date).

If you do not sign and return or you revoke this Agreement or the Affirmation of Release of Claims attached as Exhibit A, you may, at your own expense, continue to participate in HubSpot’s medical and dental insurance plans by completing the appropriate forms to enroll under COBRA. You will receive the COBRA forms in the mail, and you have 60 days from the Separation Date to submit them. The Separation Date is the date of the “qualifying event” under COBRA.

2. Equity Awards. The terms, rights and conditions of the HubSpot, Inc. 2014 Stock Option and Incentive Plan and the HubSpot, Inc. 2024 Stock Option and Incentive Plan (collectively, the “Plans”) and any award agreements or other documents that you signed for any stock options, restricted stock units or other equity awards under the Plans are incorporated into this Agreement by reference, and the signing of this Agreement does not affect the terms, rights and conditions of these award agreements and other documents. Your award agreement(s) may give you the right to exercise unexercised vested options after the Separation Date; please refer to your stock option agreement(s) and the applicable Plan for details. You acknowledge that any stock options, restricted stock units or other equity awards that you may have received during your employment with HubSpot will cease vesting immediately after the Separation Date, and after the Separation Date you have no further right to participate in any HubSpot equity incentive plan.

3. Release and Review.

(a) Release. In exchange for the Consideration, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise, and discharge HubSpot, including, but not limited to, its current and former officers, directors, stockholders, agents, plan administrators, attorneys, and employees and its corporate affiliates, subsidiaries and parent companies (collectively, the “Released Parties”) from all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs) of every kind and nature arising before and up to the date you sign this Agreement related to your employment with or separation from HubSpot, including, but not limited to, (1) all employment discrimination claims under Title VII of the Civil Rights Act of 1964 (42 U.S.C. §2000e et seq.), the Massachusetts Fair Employment Practices Act (also known as Chapter 151B), the Connecticut Family and Medical Leave Act, Connecticut’s whistleblower law, Connecticut’s free speech law, the Connecticut Fair Employment Practices Act, Connecticut’s minimum wage and wage payment laws, the anti-retaliation provision of Connecticut's workers' compensation statute, the Americans With Disabilities Act of 1990 (42 U.S.C., §12101 et seq.), the Family and Medical Leave Act of 1993 (29 U.S.C. §2601 et seq.), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act (“OWBPA”), and all other similar applicable federal and state statutes, all as amended; (2) all claims arising out of the Fair Credit Reporting Act (15 U.S.C. §1681 et seq.), the Employee Retirement Income Security Act of 1974 (ERISA, 29 U.S.C. §1001 et seq.), and the Worker Adjustment and Retraining Notification Act (29 U.S.C. §2101 et seq.), all as amended; (3) all common law claims including, but not limited to, actions in tort, defamation and breach of contract; (4) all claims related to wages, hours, and the terms and conditions of employment, including, but not limited to, the Fair Labor Standards Act, the Massachusetts Payment of Wages Law (Massachusetts General Laws Chapter 149, §§ 148, 150), Massachusetts General Laws Chapter 149 in its entirety, and Massachusetts General Laws Chapter 151 in its entirety (including, without limitation, the sections concerning payment of wages, minimum wage and overtime), all as amended; (5) all claims to any non-vested ownership interest in HubSpot, whether contractual or otherwise, including, but not limited to, claims to unvested stock, restricted stock units or stock options; and (6) any claim or damage arising out of your employment with or separation from HubSpot (including a claim for retaliation) under any common law theory or any federal, state, or local statute or ordinance not expressly referenced above. You represent that you have not filed nor are there any pending charges or lawsuits filed by you against any Released Party. However, you intend to release all claims that can legally be released, but no more than that. Consequently, nothing in this Agreement infringes on your rights set forth in Section 3(c) of this Agreement.

(b) Review and Rescission Period. Because you are at least forty (40) years of age, you have specific rights under the ADEA and OWBPA, which prohibit discrimination on the basis of age. The release in this Section 3 is intended to release any claim you may have against HubSpot alleging discrimination on the basis of age under the ADEA, OWBPA, and other laws. Notwithstanding anything to the contrary in this Agreement, the release in this Section 3 does not cover rights or claims under the ADEA that arise from acts or omissions that occur after the date you sign this Agreement. It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement. To that end, the Company hereby advises you in writing to consult with legal counsel prior to signing this Agreement for the purpose of reviewing the terms of this Agreement. Consistent with the provisions of the OWBPA, the Company is providing you with twenty-one (21) days to consider and accept the terms of this Agreement by signing below and returning it to the Company. You may use as much of this 21- day period as you see fit. However, to the extent that you decide to sign the Agreement prior to the expiration of this 21-day period, such decision was knowing and voluntary on your part. You agree that this time period has provided you with ample opportunity to review the terms of the Agreement and to seek legal counsel. You agree that any changes to this Agreement, whether material or immaterial, will not restart the running of this 21-day period. In addition, you may rescind your assent to this Agreement if, within seven (7) days after you sign this Agreement, you deliver a notice of rescission to the Company ATTN: Chief Executive Officer, at 2 Canal Park, Cambridge, MA 02141. To be effective, such rescission must be hand delivered or postmarked within the seven (7) day period and sent by trackable mail courier (.e.g., FedEx or USPS certified mail, return receipt requested).

(c) Limitation. Nothing contained in this Agreement, any other agreement with the Company, or any Company policy limits your ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state, or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) exercise any rights under Section 7 of the National Labor Relations Act, which are available to non-supervisory employees, including assisting co-workers with or discussing any employment issue as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; (v) file for unemployment compensation, workers’ compensation benefits, or family and medical leave benefits under applicable law; or (vi) testify truthfully in a legal proceeding. Any such communications and disclosures must not violate applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). If a Government Agency or any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually or as part of any collective or class action), but the Company will not limit any right you may have to receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency.

4. Post-Termination Obligations. You acknowledge and reaffirm your obligations in the Employee Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement regarding confidentiality, inventions, and non-solicitation to which you previously agreed as a condition of your employment (the “NDA”). To the extent your NDA contained post-employment non-competition obligations that the Company has not previously waived, HubSpot agrees to waive such non-compete provisions, which restricted your employment with a competitor after leaving HubSpot. You remain otherwise bound by your remaining obligations to HubSpot contained in the NDA, including your obligation to keep confidential and not to disclose HubSpot’s confidential information and to refrain from soliciting HubSpot employees, customers, and business partners. Except as modified herein, the terms of your NDA remain in full force and effect and are incorporated into this Agreement by reference. A copy of your NDA is included with this Agreement. Violation of the NDA, as modified, will result in the discontinuation of remaining payments to you and the Company shall have the right to recover any Consideration already provided to you, and seek other available remedies for such breach, and you acknowledge and agree that such right of discontinuation and/or recovery will not impact the validity and enforceability of the NDA, or the other provisions of this Agreement (including, but not limited to, your obligations under Sections 3, 4, 5, 6, 8, and 9 of this Agreement), which such agreements and provisions will remain in full force and effect pursuant to their terms. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

5. Affirmation of Release of Claims. On or within twenty-one (21) calendar days after the Separation Date you agree to execute the Affirmation of Release of Claims attached as Exhibit A (the “Affirmation”), which affirms your commitments contained in this Agreement and extends the release of claims in Section 3 through the Separation Date. You acknowledge that your execution and return and non-revocation of the Affirmation is a material term of this Agreement and an express condition of the Consideration being offered to you in this Agreement. You also acknowledge and agree that the release of claims in Section 3 shall be fully effective in the event that you fail or refuse to execute or revoke the Affirmation, and to the extent any Consideration has already been paid to you, you will be obligated to return the Consideration described in Section 1.

6. Return of HubSpot Property. You represent and affirm that you will return to HubSpot all Company property and equipment in your possession or control within ten (10) days after the Separation Date, including, but not limited to, computer equipment (such as, but not limited to, computer hardware, software and printers, wireless handheld devices, and cellular phones), customer information, customer lists, employee lists, Company files, notes, contracts, records, business plans, financial information, specifications, computer-recorded information, software, tangible property, identification badges and keys, and any other materials of any kind that contain or embody any proprietary or confidential material of HubSpot (and all copies of these materials). You agree to leave intact all electronic Company documents, including those that you developed or helped develop during your employment. You also agree to cancel all accounts for your benefit, if any, in HubSpot’s name such as, but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.

7. Business Expenses and Compensation. You acknowledge that all outstanding business expenses incurred in connection with your employment with HubSpot will be submitted for payment within thirty (30) days of the Separation Date.

8. Non-Disparagement. Subject to Section 3(c) of this Agreement, as a condition of the Consideration, you shall not at any time make any false, disparaging, derogatory, or defamatory statements (whether in person, electronically, on social media or otherwise) in public or in private to any party regarding HubSpot or any of the other Released Parties, or regarding HubSpot’s business affairs, business prospects, and financial condition. This restriction covers statements to all third parties, such as, but not limited to, media outlets, industry groups, financial institutions, and current and former employees, consultants, clients, and customers of HubSpot. This Section 8 does not apply to statements made to immediate family members (spouse, parents, children, siblings), provided such individuals do not disclose those statements to third parties.

9. Cooperation. To the extent that HubSpot determines you possess relevant information, you agree to provide such reasonable cooperation and assistance as may be requested in good faith by the Company with respect to the investigation and handling of any threatened, pending or future litigation, regulatory proceeding, investigation, administrative or other hearing, trial, or proceeding initiated by Company or any other person, entity, or governmental body against Company, its affiliates, subsidiaries, and/or related entities. Cooperation and assistance that may be requested includes, but is not limited to, participating in HubSpot's fact finding investigations, administrative proceedings, depositions, hearings, trial preparation, trial, other court or administrative proceedings, and related activities.

10. Amendment. The Parties may modify this Agreement only in writing signed by the duly authorized representatives of both Parties. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

11. Waiver of Rights. No delay or omission by HubSpot or you in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by HubSpot or you on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

12. Validity. If any court of competent jurisdiction declares or determines any provision of this Agreement to be illegal or invalid, then the validity of the remaining parts, terms, or provisions will not be affected, and the illegal or invalid provision will be deemed not to be a part of this Agreement.

13. Nature of Agreement. You understand and agree that this Agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of HubSpot.

14. Acknowledgements. You affirm that no person or entity has offered or made any other promises or agreements of any kind to cause you to sign this Agreement, and that you fully understand the meaning and intent of this Agreement. You further affirm that you have carefully read this Agreement, understand its contents, freely and voluntarily assent to all of its terms and conditions, and sign your name of your own free will.

15. Applicable Law; Venue; Jury Waiver. This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of law provisions. You and HubSpot agree that any suit, action, or other proceeding arising out of or relating to this Agreement or its subject matter must be brought in the state or federal courts in the Commonwealth of Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), and you and HubSpot irrevocably submit to and acknowledge the jurisdiction of these courts. Both Parties further agree that any such dispute shall be tried by a judge alone, and both Parties hereby waive and forever renounce the right to a trial before a civil jury in any such dispute. Notwithstanding the above: (i) if the law of the jurisdiction in which you are employed requires the application of that state’s law to particular provisions of this Agreement, such law will apply to those provisions in accordance with applicable law; and (ii) if the state in which you are employed requires any dispute to take place in a venue within that state, such venue will be proper in that state in accordance with applicable law.

16. Entire Agreement. Except for the agreements and affirmations referenced herein as surviving (which shall remain in full force and effect), this Agreement constitutes the entire understanding and agreement between you and HubSpot with respect to your separation from HubSpot and cancels all previous oral and written negotiations, agreements, commitments, or writings in connection with the subject matter of this Agreement.

17. Counterparts & Electronic Signature. This Agreement must be executed electronically via DocuSign unless otherwise required by law, and in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Each party’s electronic signature on this Agreement shall have the same validity and force and effect as an original, wet signature.

If you choose to execute this Agreement, please return all pages of the Agreement via DocuSign, within the twenty-one (21) days described in Section 3(b). If you have any questions about the matters covered in this Agreement, please feel free to contact Helen Russell.

Sincerely,

HUBSPOT, INC.

By:

/s/ Helen Russell

Helen Russell

Chief People Officer

I agree to the terms and conditions of this Agreement. By signing below, I acknowledge that I have been provided twenty-one (21) days to review the Agreement and that I have seven (7) days to revoke that acceptance, that I have carefully read this Agreement, that I understand the contents of this Agreement, and that I have had ample opportunity to review the terms of this Agreement and to seek legal counsel. I understand that this Agreement includes a release of all known and unknown claims. I intend that this Agreement will become a binding agreement between HubSpot and me.

/s/ Alyssa Harvey Dawson December 2, 2024

Alyssa Harvey Dawson Date

EXHIBIT A TO THE TRANSITION AND SEPARATION AGREEMENT:

AFFIRMATION OF RELEASE OF CLAIMS

This Affirmation of Release of Claims (the “Affirmation”) forms part of the transition and separation Agreement dated December 2, 2024 (the “Agreement”), a copy of which is available in your Workday profile, and such Agreement, specifically including, without limitation, the release of claims contained in Section 3 of the Agreement, is expressly incorporated herein by reference.

By signing this Affirmation, and in exchange for the Consideration as defined and described more fully in Section 1 of the Agreement (which you acknowledge you would not otherwise be entitled to receive) and other good and valuable consideration (the sufficiency of which you acknowledge), you agree to extend the release of claims described in Section 3 of the Agreement to include your waiver of all claims up to and including the Separation Date and as follows:

(a) Affirmation of Release. You hereby fully, forever, irrevocably, and unconditionally release, remise, and discharge HubSpot, including, but not limited to, its current and former officers, directors, stockholders, agents, plan administrators, attorneys, and employees and its corporate affiliates, subsidiaries, and parent companies (collectively, the “Released Parties”) from all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs) of every kind and nature arising before and up to the date you sign this Affirmation related to your employment with or separation from HubSpot, including, but not limited to, (1) all employment discrimination claims under Title VII of the Civil Rights Act of 1964 (42 U.S.C. §2000e et seq.), the Massachusetts Fair Employment Practices Act (also known as Chapter 151B), the Connecticut Family and Medical Leave Act, Connecticut’s whistleblower law, Connecticut’s free speech law, the Connecticut Fair Employment Practices Act, Connecticut’s minimum wage and wage payment laws, the anti-retaliation provision of Connecticut’s workers' compensation statute, the Americans With Disabilities Act of 1990 (42 U.S.C., §12101 et seq.), the Family and Medical Leave Act of 1993 (29 U.S.C. §2601 et seq.), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act (“OWBPA”), and all other similar applicable federal and state statutes, all as amended; (2) all claims arising out of the Fair Credit Reporting Act (15 U.S.C. §1681 et seq.), the Employee Retirement Income Security Act of 1974 (ERISA, 29 U.S.C. §1001 et seq.), and the Worker Adjustment and Retraining Notification Act (29 U.S.C. §2101 et seq.), all as amended; (3) all common law claims including, but not limited to, actions in tort, defamation, and breach of contract; (4) all claims related to wages, hours, and the terms and conditions of employment, including, but not limited to, the Fair Labor Standards Act, the Massachusetts Payment of Wages Law (Massachusetts General Laws Chapter 149, §§ 148, 150), Massachusetts General Laws Chapter 149 in its entirety, and Massachusetts General Laws Chapter 151 in its entirety (including, without limitation, the sections concerning payment of wages, minimum wage, and overtime), all as amended; (5) all claims to any non-vested ownership interest in HubSpot, whether contractual or otherwise, including, but not limited to, claims to unvested stock, restricted stock units or stock options; and (6) any claim or damage arising out of your

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employment with or separation from HubSpot (including a claim for retaliation) under any common law theory or any federal, state, or local statute or ordinance not expressly referenced above. You represent that you have not filed nor are there any pending charges or lawsuits filed by you against any Released Party. However, you intend for this to be a release of all claims that can legally be released, but no more than that.

(b) Review and Rescission Period. Because you are at least forty (40) years of age, you have specific rights under the ADEA and OWBPA, which prohibit discrimination on the basis of age. This release in Paragraph (b) of the Affirmation is intended to release any claim you may have against HubSpot alleging discrimination on the basis of age under the ADEA, OWBPA, and other laws. Notwithstanding anything to the contrary in this Affirmation, this release in Paragraph (b) of the Affirmation does not cover rights or claims under the ADEA that arise from acts or omissions that occur after the date you sign this Affirmation. It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Affirmation. To that end, the Company hereby advises you in writing to consult with legal counsel prior to signing this Affirmation for the purpose of reviewing the terms of this Affirmation. Consistent with the provisions of the OWBPA, the Company is providing you with twenty-one (21) days to consider and accept the terms of this Affirmation by signing below and returning it to the Company. You may use as much of this 21-day period as you see fit. However, to the extent that you decide to sign the Affirmation prior to the expiration of this 21-day period, such decision was knowing and voluntary on your part. You agree that this time period has provided you with ample opportunity to review the terms of the Agreement and this Affirmation, and to seek legal counsel. You agree that any changes to this Affirmation whether material or immaterial, will not restart the running of this 21-day period. In addition, you may rescind your assent to this Affirmation if, within seven (7) days after you sign this Affirmation, you deliver a notice of rescission to the Company ATTN: Chief Executive Officer, at 2 Canal Park, Cambridge, MA 02141. To be effective, such rescission must be hand delivered or postmarked within the seven (7) day period and sent by trackable mail courier (e.g., FedEx or USPS certified mail, return receipt requested). This Affirmation will be effective the day following the conclusion of your 7-day recission period described in this Section (the “Affirmation Effective Date”).

(c) Limitation. Nothing contained in this Agreement, any other agreement with the Company, or any Company policy limits your ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) exercise any rights under Section 7 of the National Labor Relations Act, which are available to non-supervisory employees, including assisting co-workers with or discussing any employment issue as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; (v) file for unemployment compensation, workers’ compensation benefits, or family and medical leave benefits under applicable law; or (vi) testify

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truthfully in a legal proceeding. Any such communications and disclosures must not violate applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). If a Government Agency or any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually or as part of any collective or class action), but the Company will not limit any right you may have to receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency.

You further acknowledge that, except as agreed to in the Agreement and this Affirmation, (1) the Company has provided you all compensation and benefits due to you as of the Separation Date, including, but not limited to, all wages, bonuses, and equity, and (2) you are not entitled to receive any additional consideration or payment from HubSpot.

ACCEPTANCE & ACKNOWLEDGMENT

I agree to the terms and conditions of this Affirmation. By signing below, I acknowledge that I have been provided twenty-one (21) days to review the Affirmation and that I have seven (7) days to revoke that acceptance, that I have carefully read this Affirmation, that I understand the contents of this Affirmation, and that I have had ample opportunity to review the terms of this Affirmation and to seek legal counsel. I understand that this Affirmation includes a release of all known and unknown claims. I intend that this Affirmation (along with the Agreement) will become a binding agreement between HubSpot and me.

TO BE SIGNED ON OR AFTER SEPARATION DATE

Signature:_________________________________ Date: ___________________________
Alyssa Harvey Dawson

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